Exhibit 99.1

ABIOMED REPORTS RECORD REVENUE OF $29.5 MILLION AND PROFITABILITY

FOR SECOND QUARTER OF FISCAL 2012, DRIVEN BY 40% IMPELLA GROWTH

•	GAAP Net Income of $0.6 Million

DANVERS, Mass. — November 3, 2011 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported second quarter fiscal 2012 revenue of $29.5 million, up 26% compared to revenue of $23.4 million in the same period of fiscal 2011.

Financial and operating highlights during the second quarter of fiscal 2012 include:

•

Fiscal second quarter worldwide Impella® revenue totaled $24.8 million, up 40% compared to revenue of $17.7 million during the same period of the prior year. U.S. Impella revenues of $23.1 million were up 41% from the prior year.

•	Total U.S. revenues of $27.3 million were up 25% from $21.8 million in the prior year. Revenue from outside the U.S. totaled $2.2 million, up 38% from $1.6 million in the prior year.

•

In alignment with the Company’s strategy to open fewer sites and drive deeper utilization at existing customer sites, an additional 22 U.S. hospitals purchased Impella 2.5 during the quarter, as compared to 27 hospitals added in the second quarter of fiscal 2011, bringing the total to 568 customer sites.

•

Revenue from the sales of BVS 5000, AB5000, related accessories and funded research and development was $2.8 million for the second quarter of fiscal 2012, 35% lower than $4.3 million in the second quarter of fiscal 2011.

•	Service revenue totaled $1.9 million in the second quarter of fiscal 2012, up 36% from $1.4 million in the prior year.

•	Gross margin rate for the second quarter of fiscal 2012 was 81%, an increase of 4 points compared to 77% in the second quarter of fiscal 2011.

•

GAAP net income for the second quarter of fiscal 2012 was $0.6 million, or $0.02 per basic and diluted share, a $3.8 million improvement compared to a GAAP net loss of $3.2 million or a loss of $0.09 per basic and diluted share for the second quarter of fiscal 2011.

•

Non-GAAP net income, which is described later in this press release, for the second quarter of fiscal 2012, was $3.4 million, or $0.09 per basic and diluted share, a $4.3 million improvement compared to a non-GAAP net loss of $0.9 million or a loss of $0.02 per basic and diluted share, in the second quarter of fiscal 2011.

•	Cash, cash equivalents and short-term marketable securities totaled $60.8 million at September 30, 2011, an increase of $1.7 million from $59.1 million at June 30, 2011.

•

On September 19, 2011, Abiomed announced the first patient enrolled in MINI-AMI, an FDA prospective, randomized, controlled multi-center study to assess the role of 24 hours of direct unloading of the left ventricle with Impella 2.5 support to reduce infarct size in patients with ST-elevation myocardial infarction (STEMI) without cardiogenic shock.

•

At the Transcatheter Cardiovascular Therapeutics (TCT) 2011 meeting, the Company will be announcing new clinical and economic data from PROTECT II during three breakfast sessions. In addition, there will be more than 20 presentations involving Impella at the annual conference, to be held in San Francisco from November 7 to 11, 2011.

•	The Company will also be presenting new information at the American Heart Association (AHA) Scientific Sessions in Orlando, to be held from November 12 to 16, 2011.

•

The Company will be holding an investor day on Friday, December 9, 2011 at the New York Palace hotel. The meeting will review recent data and product announcements and also disclose new product enhancements and other company updates.

Based on the 25% revenue growth in the first half of fiscal 2012 and current expectations, the Company is reiterating full fiscal year 2012 revenue guidance to increase by 20% to 24% and be in the range of $120 million to $125 million.

“We are proud to report the best quarter in company history with 26% growth in total revenue at $29.5 million and 40% growth in Impella revenue driven by record patients supported,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “The new data and products being announced at the upcoming meetings will elucidate why we believe Abiomed is poised to transform the standard of care for heart failure patients requiring hemodynamic support.”

The Company will host a conference call to discuss the results on Thursday, November 3, 2011, at 8:00 a.m. ET. Michael R. Minogue, Chairman, President and Chief Executive Officer and Robert L. Bowen, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 866.804.6928; the international number is 857.350.1674. The access participant code is 50388236. A replay of this conference call will be available beginning at 11 a.m. ET on November 3, 2011 through 11:59 p.m. ET on November 17, 2011. The replay phone number is 888.286.8010; the international number is 617.801.6888. The replay access code is 48538587.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

USE OF NON-GAAP MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of net income, net income per share, net loss and net loss per share, in each case excluding, where appropriate, stock-based compensation, intangibles amortization and other costs, expenses or income, all as further detailed in the financial tables accompanying this earnings announcement, which management believes are useful supplemental information to management and investors regarding the performance of the Company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and assist in analyzing future trends. We believe that the inclusion of these non-GAAP financial measures in this earnings announcement helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock based compensation expenses. The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock based compensation expense and other items outlined in this release, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock based compensation programs.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, the Company’s projected revenues, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing, regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K and the most recently filed Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

For further information please contact:

Aimee Maillett

Corporate Communications Manager

978-646-1553

ir@abiomed.com

###

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2011	March 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,338	$5,831
Short-term marketable securities	55,482	54,481
Accounts receivable, net	15,490	15,376
Inventories	9,211	7,505
Prepaid expenses and other current assets	1,407	1,544

Total current assets	86,928	84,737
Property and equipment, net	6,273	6,273
Intangible assets, net	847	1,632
Goodwill	37,562	38,946

Total assets	$131,610	$131,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,457	$6,283
Accrued expenses	9,158	14,078
Deferred revenue	1,819	1,982

Total current liabilities	15,434	22,343
Long-term deferred tax liability	4,332	4,010
Other long-term liabilities	445	492

Total liabilities	20,211	26,845

Commitments and contingencies

Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	386	377
Authorized - 100,000,000 shares; Issued - 38,611,276 shares at September 30, 2011 and 37,756,719 shares at March 31, 2011;
Outstanding - 38,560,322 shares at September 30, 2011 and 37,705,765 shares at March 31, 2011
Additional paid-in-capital	391,432	379,218
Accumulated deficit	(278,763)	(274,770)
Treasury stock at cost - 50,954 shares at September 30, 2011 and March 31, 2011	(827)	(827)
Accumulated other comprehensive income	(829)	745

Total stockholders’ equity	111,399	104,743

Total liabilities and stockholders’ equity	$131,610	$131,588

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
Revenue:
Product	$29,151	$23,058	$56,317	$44,819
Funded research and development	327	318	516	559

Total Revenue	29,478	23,376	56,833	45,378

Costs and expenses:
Cost of product revenue excluding amortization of intangibles	5,551	5,408	11,442	10,692
Research and development	6,459	6,589	13,783	13,242
Selling, general and administrative	16,323	14,054	34,499	29,807
Amortization of intangible assets	379	372	764	739

	28,712	26,423	60,488	54,480

Income (loss) from operations	766	(3,047)	(3,655)	(9,102)

Other income and expense:
Investment expense, net	(6)	(1)	(2)	(3)
Gain on sale of WorldHeart stock	—	217	—	456
Other income (expense), net	66	(128)	(15)	(47)

	60	88	(17)	406

Income (loss) before provision for income taxes	826	(2,959)	(3,672)	(8,696)
Provision for income taxes	225	242	321	485

Net income (loss)	$601	$(3,201)	$(3,993)	$(9,181)

Basic net income (loss) per share	$0.02	$(0.09)	$(0.10)	$(0.25)
Basic weighted average shares outstanding	38,256	37,156	38,081	37,121

Diluted net income (loss) per share	$0.02	$(0.09)	$(0.10)	$(0.25)
Diluted weighted average shares outstanding	39,366	37,156	38,081	37,121

Abiomed Inc

Reconciliation of GAAP to Non-GAAP Net Income/(Loss)

(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Net income (loss) on a GAAP basis	$601	$(3,201)	$(3,993)	$(9,181)

Share-based compensation expense:
- Cost of product revenue	73	50	149	112
- Research & development	372	226	872	536
- Selling, general and administrative	1,354	1,099	3,110	2,098

Athlone lease exit charge
- Selling, general and administrative	—	—	—	791

Amortization of intangible assets	379	372	764	739

Depreciation	580	773	1,241	1,365

Sale of World Heart Stock
- Other income/(expense)	—	(217)	—	(456)

Income tax effect of non-GAAP adjustments	—	—	—	—

Net income/(loss) on a non-GAAP basis	$3,359	$(898)	$2,143	$(3,996)

Net income/(loss) per share reconciliation

(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Net loss per share on a GAAP basis	$0.02	($0.09)	($0.10)	($0.25)

Share-based compensation expense:
- Cost of product revenue	—	—	0.01	0.01
- Research & development	0.01	0.01	0.02	0.01
- Selling, general and administrative	0.04	0.03	0.08	0.05

Athlone fair value charge
- Selling, general and administrative	—	—	—	0.02

Amortization of intangible assets	0.01	0.01	0.02	0.02

Depreciation	0.01	0.03	0.03	0.04

Sale of World Heart Stock
- Other income/(expense)	—	(0.01)	—	(0.01)

Income tax effect of non-GAAP adjustments	—	—	—	—

Net income/(loss) per share on a non-GAAP basis	$0.09	($0.02)	$0.06	($0.11)

Shares used in calculation of net income/(loss) per share on a non-GAAP basis	39,366	37,156	38,081	37,121